Exhibit 99.1

Material Sciences Corporation
2200 East Pratt Blvd.
Elk Grove Village, IL 60007
847-439-2210

COMPANY CONTACT:	MEDIA CONTACT:
James D. Pawlak	Lynne Franklin
Vice President, Chief Financial Officer	Wordsmith
847-439-2210	847-729-5716

Material Sciences Delivers Strongest Profit Performance in 11 Years for Fiscal 2011

•	Ongoing Commitment to Operation Excellence, Product Portfolio Diversification, Globalization and Technical Leadership Creates Strong Operating Leverage

•	Growth Strategies, Productivity Improvements and Expense Controls Continue to Improve Gross Profit, Net Income and Operational Cash Flows for Fourth Quarter and Full Year

•	Higher Demand for Acoustical and Coated Products Nearly Offsets Decrease in Revenues from Selling a Portion of Coil Coating Assets

•	EBITDA Improves by $21.2 Million Over Prior Year; Cash Position Remains Strong at $35.6 million

ELK GROVE VILLAGE, IL, April 29, 2011—Material Sciences Corporation (NASDAQ: MASC), a leading provider of material-based solutions for acoustical and coated applications, today reported its first profitable year since fiscal 2007, and its strongest earnings per share performance in 11 years.

Net sales for fiscal 2011, ended February 28, 2011, were $137.6 million, stable with $137.8 million for fiscal 2010. The latest year reflected the sale of some coil coating assets in April 2010, which reduced revenues by $20.1 million in fiscal 2011 compared with fiscal 2010. Net income, however, reached $12.0 million, or 93 cents per common share, a turnaround from fiscal 2010’s net loss of $11.6 million, equal to 89 cents per common share.

Results Benefit from Expense Reductions, Growth Strategies, Noncore Asset Sales

“Fiscal 2011 net income was our strongest performance since 2000,” said Clifford D. Nastas, chief executive officer. “It’s now clear that our restructuring activities over the past three years combined with a commitment to operational excellence, product portfolio diversification, globalization and technical leadership have given Material Sciences the strong operating leverage to benefit from an improving global economy. These actions allowed us to continue expanding our gross margin—to 23.0 percent for the year—while reducing selling, general and administrative costs to 16.4 percent of revenues. Capitalizing on our global presence, we increased international sales 14.9 percent during the year. Growing acceptance of the innovative technologies we have commercialized —including ElectroBrite®, Deco Steel®, Quiet Steel® and rubber coated metal—won us a number of new programs during fiscal 2011. This is helping us build share in markets we currently serve and reach new ones. While selling noncore coil coating assets reduced our sales by $20.1 million this year, this divestiture enabled us to focus on higher value segments with greater growth potential. As a result, we entered fiscal 2012 in a solid position to capitalize on the opportunities it offers.”

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Material Sciences Delivers Strongest Profit Performance in 11 Years For Fiscal 2011

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Higher Gross Margin, Operating Performance

Acoustical materials revenues were $73.1 million in fiscal 2011, up 9.3 percent from $66.9 million for the prior fiscal year. Higher demand for Quiet Steel in automotive brakes and engine-related products as well as new applications in the appliance market more than offset lower body panel laminate sales to General Motors.

Sales of coated materials for the latest year were $64.5 million compared with $70.9 million in fiscal 2010. The difference was largely due to the impact of the April 2010 coil coating asset sale mentioned earlier, plus lower fuel tank sales. These sales decreases were offset by stronger sales of electrogalvanized (EG) and gasket products used in the automotive market, plus the launch of several new ElectroBrite applications into the appliance market.

Gross profit nearly doubled, to $31.7 million in fiscal 2011 from $16.1 million a year ago. This led to a gross profit margin of 23.0 percent compared with 11.7 percent in fiscal 2010. The $15.6 million increase was primarily the result of a higher margin sales mix with more acoustical and EG revenue and lower coil coating sales, a reduction in production overhead costs, improved capacity utilization, quality improvements, and stronger pricing in the secondary scrap market.

Selling, general and administrative expenses (SG&A) decreased 14.7 percent between the two years, to $22.6 million from $26.5 million in fiscal 2010. As a percent of sales, SG&A in fiscal 2011 was 16.4 percent versus last year’s 19.3 percent. The $3.9 million decrease reflected lower headcount-related costs (from restructurings in fiscal 2010 and 2011), and a decline in professional fees and other discretionary spending. These expense reductions were partially offset by higher expenses from management and director incentive programs that accompanied increases in Material Sciences’ profitability and stock price.

Income from operations was $10.7 million, compared with a year-ago loss of $12.5 million. Total other income in fiscal 2011 more than doubled to $1.7 million from $0.7 million, mainly due to rental income received from the lease of the Elk Gove Village plant in conjunction with the coil coating asset sale. The provision for income taxes was $0.3 million versus a benefit of $0.1 million in fiscal 2010.

As a result, net income for the latest year was $12.0 million, or 93 cents per common share, a reversal of the net loss of $11.6 million, equal to 89 cents per common share, in fiscal 2010. A number of items related to the coil coating asset sale affected net income in fiscal 2011. These included a gain on the sale of assets of $6.6 million, real property impairment expense of $3.7 million, restructuring expense for severance of $1.1 million and one-time facility shutdown-related costs of $1.0 million. The net impact of these items on fiscal 2011 income from operations was a positive $0.8 million.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for fiscal 2011 was $17.8 million. This included net income of $12.0 million, plus provision for taxes of $0.3 million, minus net interest income of $0.1 million, plus depreciation of $5.6 million. The $17.8 million EBITDA was an improvement of $21.2 million over the prior year loss of $3.4 million.

Management believes that EBITDA is an important metric used by investors and analysts to review Material Sciences’ historical results. It should be considered as an addition—not as an alternative—to net income or operating income as an indicator of the Company’s operating performance, or operating cash flows for measuring liquidity.

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Material Sciences Delivers Strongest Profit Performance in 11 Years For Fiscal 2011

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Net Income Positive Compared with a Loss in Fourth Quarter Last Year

For the final three months of fiscal 2011, net sales were $31.9 million, down 10.9 percent from $35.8 million for this period last year. Divesting the coil coating assets accounted for a $5.7 million sales reduction from fiscal 2010. Gross profit was $8.8 million or 27.6 percent of sales, compared with $6.3 million or 17.6 percent of sales for the fourth quarter of fiscal 2010. Income from operations was $1.9 million versus a loss of $2.1 million for last year’s fourth quarter. Total other income for the most recent quarter was $0.6 million compared to $0.1 million in the prior-year’s three months. Net income was $2.4 million, or 18 cents per common share, in contrast to a loss of $2.0 million, equal to 16 cents per common share for the fourth quarter of fiscal 2010.

Strong Financial Condition

Net cash provided by operating activities for the latest year was $9.3 million compared with $2.8 million in fiscal 2010. The increase was primarily due to an improvement in net income, partially offset by an increase in working capital from higher inventory and accounts receivable. Material Sciences generated $13.5 million of net cash from investing activities, reflecting the sale of coil coating assets at Middletown, Ohio, and Elk Grove Village, Illinois, and the collection of a note receivable before its scheduled due date. Capital improvements in fiscal 2011 were $2.4 million compared with $1.1 million in the prior year.

Fiscal 2012: Capitalizing on Opportunities

“The near-term outlook for our automotive markets is clouded by the effects of the recent tragic events in Japan, and that country’s ability to produce automotive parts,” explained Nastas. “To date, disruptions to our customer base have been minimal, but this can change suddenly as automotive manufacturers continue to manage the crisis one day at a time. We expect our consumer and industrial markets to continue their gradual upward movement.”

“Now that Material Sciences has more focused and efficient operations, we are turning our attention to expanding demand for our core and new innovative technologies. We believe that the capital investments planned for fiscal 2012 will generate long-term benefits by improving our overall competitiveness and making it easier for customers around the globe to do business with Material Sciences,” Nastas concluded.

Conference Call

Material Sciences will host a conference call to share its fourth quarter and full year fiscal 2011 results today at 9:00 a.m. Central Time. CEO Clifford D. Nastas and James D. Pawlak, vice president and chief financial officer, will discuss the Company’s financial performance and answer questions from the financial community.

Interested investors are invited to listen to the presentation, which will be carried live on the Company’s website: www.matsci.com. A replay of the call will be available on the site for the following 30 days. Those who wish to listen should go to the website several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event, or download the correct applications at no charge.

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Material Sciences Delivers Strongest Profit Performance in 11 Years For Fiscal 2011

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About Material Sciences

Material Sciences Corporation is a leading provider of material-based solutions for acoustical and coated applications. The Company uses its expertise in materials, which it leverages through relationships and a network of partners, to solve customer-specific problems. Its stock is traded on the NASDAQ Capital Market under the symbol MASC.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: uncertainty in the global economy and in the industries in which we operate—including the transportation, building and construction, electronics and durable goods industries; our ability to respond to competitive factors—including domestic and foreign competition for both acoustical and coated applications, and pricing pressures; changes in vehicle production levels or the loss of business with respect to a vehicle model for which we are a significant supplier; supply shortages or price increases in raw material, energy and commodity costs; the loss, or changes in the operations, financial condition, or results of operations of one or more of the our significant customers or suppliers; our ability to attract new customers for our brake damping materials, engine components and body panel laminate parts by customers in North America, Asia and Europe, and to introduce new products; overcapacity in our industries; shifts in the supply model for our products; labor disputes involving us or our significant customers or suppliers; changes in laws, regulations, policies or other activities of governments, agencies or similar organizations; our ability to effectively manage our business objectives including our ability to retain key personnel; environmental risks, costs, recoveries and penalties associated with our past and present manufacturing operations; access to credit, which is limited under our asset-based credit agreement; our ability to utilize net operating loss carry-forwards; and other factors, risks and uncertainties identified in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended February 28, 2011, filed with the Securities and Exchange Commission, and from time to time in other reports filed with the Securities and Exchange Commission.

Additional information about Material Sciences is available at www.matsci.com.

FINANCIAL TABLES FOLLOW

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Consolidated Statements of Operations

Material Sciences Corporation and Subsidiaries

	(Unaudited) Three Months Ended February 28,		Year Ended February 28,
(In thousands, except per share data)	2011	2010	2011	2010
Net Sales	$31,916	$35,751	$137,624	$137,820
Cost of Sales	23,091	29,462	105,942	121,729

Gross Profit	8,825	6,289	31,682	16,091
Selling, General and Administrative Expenses	6,780	6,346	22,621	26,545
Gain on Sale of Assets	(4)	—	(6,643)	—
Asset Impairment Charges	—	358	3,720	358
Restructuring	179	1,639	1,324	1,639

Income (Loss) from Operations	1,870	(2,054)	10,660	(12,451)

Other Income, Net:
Interest and Dividend Income, Net	19	31	79	215
Equity in Results of Joint Venture	164	97	491	385
Foreign Transaction Gain (Loss)	(14)	(38)	(13)	(19)
Other, Net	461	42	1,151	165

Total Other Income, Net	630	132	1,708	746

Income (Loss) Before Provision (Benefit) for Income Taxes	2,500	(1,922)	12,368	(11,705)
Provision (Benefit) for Income Taxes	109	35	324	(85)

Net Income (Loss)	$2,391	$(1,957)	$12,044	$(11,620)

Basic Net Income (Loss) Per Share	$0.18	$(0.16)	$0.93	$(0.89)

Diluted Net Income (Loss) Per Share	$0.18	$(0.16)	$0.93	$(0.89)

Weighted Average Number of Common Shares Outstanding
Used for Basic Net Income (Loss) Per Share	12,905	12,904	12,906	13,049
Dilutive Shares	81	—	51	—

Weighted Average Number of Common Shares Outstanding
Plus Dilutive Shares	12,986	12,904	12,957	13,049

Outstanding Common Stock Options Having No Dilutive Effect	258	380	261	380

Consolidated Balance Sheets

Material Sciences Corporation and Subsidiaries

	February 28,	February 28,
(In thousands, except share data)	2011	2010
Assets
Current Assets:
Cash and Cash Equivalents	$35,629	$12,866
Receivables, Less Reserves of $420 and $716, Respectively	22,581	22,399
Income Taxes Receivable	616	604
Prepaid Expenses	428	484
Inventories:
Raw Materials	9,637	7,607
Finished Goods	11,269	12,255
Assets Held for Sale	—	2,916

Total Current Assets	80,160	59,131

Property, Plant and Equipment:
Land and Building	25,980	40,721
Machinery and Equipment	92,272	130,787
Construction in Progress	685	485

	118,937	171,993
Accumulated Depreciation	(88,461)	(130,855)

Net Property, Plant and Equipment	30,476	41,138

Other Assets:
Investment in Joint Venture	3,152	3,127
Other	142	654

Total Other Assets	3,294	3,781

Total Assets	$113,930	$104,050

Liabilities
Current Liabilities:
Accounts Payable	$15,126	$16,935
Accrued Payroll Related Expenses	2,718	4,232
Accrued Expenses	6,093	6,391

Total Current Liabilities	23,937	27,558

Long-Term Liabilities:
Pension and Postretirement Liabilities	7,015	10,775
Other	4,780	3,037

Total Long-Term Liabilities	11,795	13,812

Commitments and Contingencies	—	—

Shareowners’ Equity
Preferred Stock, $1.00 Par Value; 10,000,000 Shares Authorized; 1,000,000 Designated Series B Junior Participating Preferred; None Issued	—	—
Common Stock, $.02 Par Value; 40,000,000 Shares Authorized; 18,993,892 Shares Issued and 12,893,560 Shares Outstanding as of February 28, 2011, and 18,979,796 Shares Issued and 12,905,229 Shares Outstanding as of February 28, 2010	380	380
Additional Paid-In Capital	80,004	79,784
Treasury Stock at Cost, 6,090,332 Shares as of February 28, 2011 and 6,074,567 Shares as of February 28, 2010	(56,885)	(56,774)
Retained Earnings	55,585	43,541
Accumulated Other Comprehensive Loss	(886)	(4,251)

Total Shareowners’ Equity	78,198	62,680

Total Liabilities and Equity	$113,930	$104,050

Consolidated Statements of Cash Flows

Material Sciences Corporation and Subsidiaries

	For the years ended February 28,
(In thousands)	2011	2010	2009
Cash Flows From:
Operating Activities:
Net Income (Loss)	$12,044	$(11,620)	$(33,111)
Adjustments to Reconcile Net Loss to Net Cash Provided by
Operating Activities:
Depreciation, Amortization and Accretion	5,572	8,536	10,671
Gain on Sale of Marketable Securities	—	—	(841)
Gain on Sale of Assets	(6,643)	—	(5,897)
Non-Cash Loss on Impairment of Fixed Assets	3,720	358	8,092
Non-Cash Loss on Derivative Instruments	—	31	2,206
Cash Distribution Received from Joint Venture	763	—	359
Change in Provision for Deferred Income Taxes	—	—	8,142
Compensatory Effect of Stock Plans	204	83	189
Loss on Disposal of Assets	—	—	421
Foreign Currency Transaction Gain	—	—	(354)
Other, Net	(738)	(450)	(252)
Changes in Assets and Liabilities:
Receivables	(1,881)	(7,565)	15,236
Income Taxes Receivable	(12)	1,963	1,042
Prepaid Expenses	56	177	75
Inventories	(1,008)	4,912	6,251
Accounts Payable	(2,172)	6,034	(11,212)
Accrued Expenses	(1,879)	(194)	(2,461)
Other, Net	1,276	543	(396)

Net Cash Provided by (Used in) Continuing Operations	9,302	2,808	(1,840)

Investing Activities:
Capital Expenditures	(2,359)	(1,094)	(3,720)
Proceeds from Sale of Marketable Securities	—	—	6,727
Proceeds from Sale of Assets	14,089	—	5,000
Proceeds from Note Receivable	1,732	1,059	—
Proceeds from Exclusivity Agreement	—	—	1,250
Transfer of Proceeds from Exclusivity Agreement to Escrow	—	—	(1,250)

Net Cash Provided by (Used in) Investing Activities	13,462	(35)	8,007

Financing Activities:
Purchase of Treasury Stock	—	(627)	(3,168)
Issuance of Common Stock	16	4	15

Net Cash Provided by (Used in) Financing Activities	16	(623)	(3,153)

Effect of Exchange Rate Changes on Cash	(17)	52	(263)

Net Increase in Cash	22,763	2,202	2,751
Cash and Cash Equivalents at Beginning of Year	12,866	10,664	7,913

Cash and Cash Equivalents at End of Year	$35,629	$12,866	$10,664

Non-Cash Transactions:
Asset Retirement Obligation Established	$11	$10	$9

Capital Expenditures in Accounts Payable at Year End	$873	$512	$96

Note Received in Sale of Morrisville Assets	$—	$—	$4,654

Reduction of Note Receivable for Transfer of Warranty Liability	$—	$1,862	$—

Treasury Stock Purchases in Accrued Liabilities at Year-End	$111	$—	$—

Supplemental Cash Flow Disclosures:
Interest Paid	$37	$47	$78

Income Taxes Paid (Refunded), Net	$463	$(1,995)	$40